 Exhibit (10)(F)(1)

AMENDMENT 2007-1

HARLEYSVILLE GROUP INC.
AMENDED AND RESTATED
EQUITY INCENTIVE PLAN

WHEREAS, Harleysville Group Inc. (the “Company”) maintains the Amended and Restated Equity Incentive Plan as approved by the Board of Directors on February 21, 2007, and submitted to Stockholders for Approval on April 25, 2007 (the “Plan”);

WHEREAS, the Company desires to amend the Plan to comply with the requirements of Section 409A of the Internal Revenue Code;

WHEREAS, the Compensation and Personnel Development Committee of the Board of Directors of the Company reserves the right to modify the Plan pursuant to Section VII.A. of the Plan.

NOW THEREFORE, the Plan is hereby amended as follows:

1

The last sentence of the first paragraph of Article III of the Plan is amended by adding the following at the end thereof:

 “; provided, however, that in no event may the Committee extend the Stock Option exercise period beyond the original exercise period of the Stock Option.”

2.

The last paragraph of Section VI.C. is deleted in its entirety.

3.

Section VI.F. is amended in its entirety to read as follows:

 “TIME AND METHOD OF PAYMENT:  Payments shall be made no later than ninety (90) days following the date on which the Restricted Stock Unit vests; provided, however, that if a Restricted Stock Unit vests as a result of Normal or Early Retirement, such 90-day payment period shall begin on the first day of the seventh month following the Participant’s Normal or Early Retirement. Unless the Award Commitment provides otherwise, any payment which may become due from the Company under the Award Commitment shall be payable in Common Stock.”

This Amendment 2007-1, shall be effective as of December 20, 2007.

TO RECORD the adoption of this Amendment 2007-1, the Committee has directed a duly authorized officer to execute this document on this 19th day of December, 2007.

HARLEYSVILLE GROUP INC.

	By:	/s/ Michael L. Browne
Michael L. Browne President & CEO

ATTEST:
/s/ Robert A. Kauffman
Robert A. Kauffman
Secretary